First Citizens BancShares, Inc. First Quarter 2022 Earnings Conference Call April 28, 2022

Page(s) Section I – Merger Integration Update 4 – 6 Section II – First Quarter 2022 Financial Results 7 – 23 1Q22 Take-aways 8 1Q22 Financial Highlights 9 – 11 Net interest income and margin 12 – 14 Noninterest income and expense 15 – 16 Balance Sheet Highlights 17 Loans and Leases HFI 18 Deposits and Funding Mix 19 – 20 Quarterly Credit Quality Trends and Capital 21 – 23 Section III – Financial Outlook 24 – 25 Section IV – Appendix 26 – 44 Combined Balance Sheets and Income Statements 27 – 30 Debt Securities Overview 31 Quarterly Average Balances and Yields 32 Noninterest income and expense 33 – 34 Segment Reports 35 – 37 Preliminary Purchase Accounting Summary 38 Credit Ratings 39 Non-GAAP Reconciliations 40 – 43 2 Agenda

3 Important Notices Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. In addition, statements in this presentation related to future plans involving possible commencement of a share repurchase program remain subject to board and relevant regulatory approvals. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). The information presented for the period ended March 31, 2022 is consolidated. Bancshares acquired CIT on January 3, 2022. The information for prior periods, unless otherwise noted, represents combined information for BancShares and CIT. Non-GAAP Measures NG Certain measures in this presentation are noted as “NG” and are "Non-GAAP,“ meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. The Non-GAAP measures presented in this presentation are reconciled to the most comparable GAAP measure, in the Non-GAAP reconciliation table(s) appearing in the Appendix.

Merger Integration Update Section I

5

Merger Integration is on Track

We are committed to successful execution of our integration plan to deliver a timely and smooth transition for our customers and associates.

Integration Framework

- Announced key role to lead the development, execution and oversight of the Large Bank Program efforts.
- Established a workstream specific to cultural alignment and affecting change in the combined organization.
- Refreshed our Integration Roadmap reflective of a phased approach whereby operational conversion activities are separated into individual workstreams to reduce risk.

1Q22 Successes

People:

- Completed the CIT to FCB payroll conversion.
- Provided a single suite of Health and Welfare Benefit offerings, completed active open enrollment and transmitted associate files to carriers to establish new benefit plans.
- Finalized and published HR policies, procedures and standards and completed merger compliance training.
- 2022 goals established for all associates.

Systems / Ops:

- Migrated ~3,800 legacy CIT employees to our systems to facilitate the payroll conversion.
- Created active directory accounts for all legacy CIT associates.
- Provisioned cross application access to continue critical business functions at legal close.
- Established processes across both service desks to facilitate technology support for associates.
- Completed April refresh of the integration roadmap.
- Announced conversion date for CIT Bank Branches

Financial / Treasury:

- Completed activities to allow for combined HQLA reporting and short-term liquidity reporting and forecasting.
- Combined capital management and administration to the FCB framework.
- Loaded all historical CIT financial data to the new combined financial reporting tool.
- Completed first quarter close including booking of preliminary purchase accounting adjustments. (1)

Next Steps

- Complete the mortgage origination conversion and the direct tax system integration (expected 2Q22).
- Execute on One West Bank and CIT Treasury Management operational conversion (expected July 15th).
- Execute on CIT Bank Branch (former Mutual of Omaha Bank) operational conversion (expected November 11th).

First Citizens BancShares

forever first

(1) The CIT Merger has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values based on initial valuations as of January 3, 2022. While BancShares believes that the information provided a reasonable basis for estimating fair value, BancShares expects to finalize its analysis of the acquired assets and assumed liabilities within one year of the merger date.

6 Key Messages 1 Integration efforts are on track and anticipate finalizing CIT merger conversions by 2H23. 2 Merger cost savings are on track and are anticipated to be fully realized by the end of 2023. 3 Net interest income expansion and positive operating leverage contributed to first quarter profitability and an increase in pre-provision net revenue. 4 Our balance sheet is asset sensitive and expected rate increases are accretive to both net interest income and margin.

First Quarter 2022 Financial Results Section II

8 1Q22 Take-aways Strong core deposit growth. 1 Loan growth in first quarter of merger driven by growth in the branch network. 2 Redeployed excess liquidity into the investment portfolio at attractive entry points. 3 Net interest margin expanded, and we expect it to continue. 4 Continual positive momentum in rail, card, merchant and wealth. 5 Noninterest expense was well-controlled, and we expect to achieve our cost savings target. 6 Generated positive operating leverage and grew pre-provision net revenue. 7 Credit quality remained strong. 8 Capital and liquidity positions are strong; supports resumption of stock repurchases in the second half of the year. 9 Merger integration is going well and is on track. 10

Current Quarter Linked Quarter Same Quarter – Prior Year EPS (1) $ 16.70% $ 18.95% $ 12.09% $ 12.82% $ 14.53% $ 13.36% ROE (1) 11.18% 12.67% 10.96% 11.63% 14.70% 13.51% ROTCE (1) 11.83% 13.41% 12.00% 12.72% 16.28% 14.96% ROA (1) 1.00% 1.12% 0.84% 0.89% 1.16% 1.07% NIM (2) 2.73% 2.73% 2.56% 2.56% 2.58% 2.58% Net charge-off ratio (2) 0.09% 0.09% 0.05% 0.05% 0.09% 0.09% Note – adjusted metrics account for certain notable items outlined on pages 10 and 11. Adjusted metrics are non-GAAP measures. See non-GAAP reconciliations in the Appendix. 9 Reported Adjusted (Non-GAAP) Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported 1Q22 4Q21 1Q21 (1) For 4Q21 and 1Q21, reported and adjusted (non-GAAP) metrics for EPS, ROE, ROTCE and ROA are for legacy BancShares and do not include legacy CIT results. (2) For 4Q21 and 1Q21, reported and adjusted (non-GAAP) metrics for NIM and net charge-off ratio are presented as if legacy BancShares and legacy CIT were combined during the historical periods. 1Q22 Financial Highlights

10

1Q22 Earnings Highlights

	Reported			Increase (decrease)			
				4Q21		1Q21	
($ in millions)	1Q22	4Q21	1Q21	$	%	$	%
Net interest income	$ 649	$ 619	$ 607	$ 30	5%	$ 42	7%
Noninterest income	850	464	561	386	83%	289	52%
Net revenue	1,499	1,083	1,168	416	38%	331	28%
Noninterest expense	810	709	707	101	14%	103	15%
Pre-provision net revenue	689	374	461	315	84%	228	49%
Provision (benefit) for credit losses	464	(78)	(130)	542	(695%)	594	(457%)
Income before income taxes	225	452	591	(227)	(50%)	(366)	(62%)
Income taxes	(46)	113	140	(159)	(141%)	(186)	(133%)
Net income	271	339	451	(68)	(20%)	(180)	(40%)
Preferred stock dividends	7	16	7	(9)	(56%)	-	-
Net income available to common shareholders	$ 264	$ 323	$ 444	$ (59)	(18%)	$ (180)	(41%)

Adjustments for notable items [(1)] ($ in millions)	1Q22	4Q21	1Q21
Noninterest income	$ (570)	$ (200)	$ (317)
Noninterest expense	(238)	(157)	(159)
Provision for credit losses	(513)	-	-
Income taxes	146	(11)	(37)

	Adjusted			Increase (decrease)			
				4Q21		1Q21	
($ in millions)	1Q22	4Q21	1Q21	$	%	$	%
Net interest income	$ 649	$ 619	$ 607	$ 30	5%	$ 42	7%
Noninterest income	280	264	244	16	6%	36	15%
Net revenue	929	883	851	46	5%	78	9%
Noninterest expense	572	552	548	20	4%	24	4%
Pre-provision net revenue	357	331	303	26	8%	54	18%
Provision (benefit) for credit losses	(49)	(78)	(130)	29	(37%)	81	(62%)
Income before income taxes	406	409	433	(3)	(1%)	(27)	(6%)
Income taxes	100	102	103	(2)	(2%)	(3)	(3%)
Net income	306	307	330	(1)	-	(24)	(7%)
Preferred stock dividends	7	16	7	(9)	(56%)	-	-
Net income available to common shareholders	$ 299	$ 291	$ 323	$ 8	3%	$ (24)	(7%)

Highlights

Note: The commentary below relates to the "Adjusted" income statement. The difference between "Reported" and "Adjusted" is due to adjustments for notable items, which are detailed on the following page.

1Q22 vs. 4Q21

- Net interest income increased by $30 million due to a $54 million decrease in interest expense, partially offset by a $24 million decline in interest income. The decline in interest income was due to lower interest income on loans, only partially offset by an increase in interest income on investment securities.
- Noninterest income increased by $16 million primarily due to an increase in net rental income on operating leases and card and merchant fees; partially offset by a decline in factoring commissions.
- Net provision benefit of $49 million during 1Q22 primarily due to a reserve release related to improvements in macroeconomic scenarios and reductions in reserves on specifically reviewed loans, partially offset by reserve maintenance for net charge-offs and organic loan growth during the quarter.
- Noninterest expense increased by $20 million primarily due to an increase in personnel expense.

1Q22 vs. 1Q21

- Net interest income increased by $42 million due to similar reasons stated above for the linked quarter.
- Noninterest income increased by $36 million due to the same factors stated above for the linked quarter, with the exception of factoring commissions which increased over the comparable quarter.
- Noninterest expense increased by $24 million primarily due to an increase in personnel expense and increases in third party processing and marketing expenses.

First Citizens BancShares

forever first

Note – the financial information provided for 4Q21 and 1Q21 are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The combining schedules are located in the Appendix.

(1) Notable items are detailed on the following page.

11

Notable items affecting 1Q22, 4Q21 and 1Q21 results

($ in millions, except per share data)	1Q22 Pre-tax	1Q22 After-tax (1)	1Q22 Diluted EPS impact	4Q21 Pre-tax	4Q21 After-tax	1Q21 Pre-tax	1Q21 After-tax
Depreciation on operating lease equipment	$ (81)	$ (61)	$ (3.87)	$ (88)	$ (66)	$ (85)	$ (63)
Maintenance and other operating lease expenses	(43)	(32)	(2.05)	(52)	(39)	(52)	(39)
Gains on leasing equipment, net of impairment	(6)	(5)	(0.31)	(27)	(20)	(28)	(21)
Realized gains on investment securities available for sale, net	-	-	-	-	-	(114)	(85)
Marketable equity securities gains, net	(3)	(2)	(0.12)	(7)	(5)	(16)	(12)
Gain on acquisitions (estimated)	(431)	(431)	(27.34)	-	-	-	-
Gain on extinguishment of debt	(6)	(5)	(0.29)	-	-	-	-
Legacy consumer mortgage loan sales	-	-	-	(26)	(19)	(22)	(16)
Noninterest income - total adjustments	$ (570)	$ (536)	$ (33.98)	$ (200)	$ (150)	$ (317)	$ (237)
Depreciation on operating lease equipment	$ (81)	(61)	$ 3.87	$ (88)	$ (66)	$ (85)	(63)
Maintenance and other operating lease expenses	(43)	(32)	2.05	(52)	(39)	(52)	(39)
Restructuring costs	-	-	-	6	4	-	-
Merger-related expenses	(135)	(102)	6.45	(13)	(10)	(11)	(8)
Intangible asset amortization	(6)	(5)	0.29	(10)	(7)	(11)	(8)
Employee benefits expense	27	20	(1.28)	-	-	-	-
Noninterest expense - total adjustments	$ (238)	$ (180)	$ 11.38	$ (157)	(117)	$ (159)	(119)
CECL Day 2 provision and reserve for unfunded commitments	(513)	(387)	24.50	-	-	-	-
Provision for credit losses - total adjustments	$ (513)	$ (387)	$ 24.50	-	-	-	-
Total impact of notable items	$ 181	$ 31	$ 1.90	(43)	(33)	(158)	(118)

Note – the 4Q21 and 1Q21 financial information is presented as if legacy BancShares and legacy CIT were combined for the historical periods. Totals may not foot due to rounding.

(1) A blended tax rate was applied to each period to arrive at the adjusted net income. 1Q22 reported tax rate includes certain discrete items. The EPS impact for prior quarters is not shown given different share totals for each legacy institution.

First Citizens BancShares
forever first

$607 $611 $603 $619 $649 2.58% 2.56% 2.53% 2.56% 2.73% 2.00%$0 $100 $200 $300 $400 $500 $600 $700 1Q21 2Q21 3Q21 4Q21 1Q22 Net interest income NIM 12 Net interest income and margin (NIM) ($ in millions) 1Q22 vs. 1Q21 ▪ Net interest income increased by $42 million due to a $74 million decrease in interest expense, partially offset by a $32 million decline in interest income. Net interest margin improved from 2.58% to 2.73%. The primary drivers of the net positive changes are included below for net interest income are on the following page for NIM. ▪ Interest income on loans declined $66 million due to lower accretion on legacy CIT loans ($23 million reduction), lower SBA-PPP income ($21 million reduction) and lower loan balances, partially offset by higher loan yields. ▪ Interest income on investments increased $31 million due to the impact of purchase accounting ($7 million increase), as well as higher investment yields and balances. ▪ Interest expense on deposits declined $30 million due to the impact of purchase accounting ($10 million reduction), as well as lower deposit rates. ▪ Interest expense on borrowings declined $44 million due to the impact of purchase accounting ($21 million reduction), as well as lower borrowings balances and rates. Highlights 1Q22 vs. 4Q21 ▪ Net interest income increased by $30 million due to a $54 million decrease in interest expense, partially offset by a $24 million decline in interest income. NIM improved from 2.56% to 2.73%. The primary drivers of the net positive changes are included below for net interest income are on the following page for NIM. ▪ Interest income on loans declined $48 million due to lower accretion on legacy CIT loans ($23 million reduction), lower SBA-PPP income ($17 million reduction) and a lower day count. ▪ Interest income on investments increased $23 million due to the impact of purchase accounting ($7 million increase), as well as higher investment yields and balances. ▪ Interest expense on deposits declined $14 million due to the impact of purchase accounting ($10 million reduction), as well as lower deposit rates. ▪ Interest expense on borrowings declined $40 million due to the impact of purchase accounting ($21 million reduction), as well as lower average borrowings due to the ~$3 billion debt redemption in February. Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods.

13

NIM rollforward – drivers of margin expansion

($ in millions)


4Q21 to 1Q22
2.56%
0.08%
0.06%
0.05%
0.04%
0.01%
(0.07%)
2.73%
4Q21
Debt redemption
Preliminary purchase accounting
Earning asset mix
Investment yield
Deposit rate
SBA-PPP
1Q22


1Q21 to 1Q22
2.58%
0.10%
0.09%
0.06%
0.06%
0.04%
(0.09%)
(0.11%)
2.73%
1Q21
Deposit rate
Debt volume
Loan yield
Preliminary purchase accounting
Investment yield
SBA-PPP
Earning asset mix
1Q22

First Citizens BancShares

forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The impact of purchase accounting compares the current period impact to legacy CIT impact.

($ in millions) NII NIM (1) NII NIM (1) NII NIM (1) NII NIM (1) +100 bps shock $ 31 0.13% $ 44 0.19% $ 46 0.20% $ 47 0.20% +100 bps ramp $ 1 0.01% $ 11 0.05% $ 23 0.10% $ 34 0.14% 1Q23 Illustrative impacts to NII & NIM 2Q22 3Q22 4Q22 1Q22 interest rate sensitivity 14 Net interest income and margin rate sensitivity (0.6%) 0.6% 2.5% 5.1% -7.0% -4.0% -1.0% 2.0% 5.0% 8.0% 11.0% 14.0% Down 25 Up 25 Up 100 Up 200 Shock Ramp (1.5%) 1.6% 6.1% 12.2% Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of March. Actual results may differ from the above. (1) NIM is calculated on an annualized basis for the quarter. Highlights ▪ BancShares continues to have an asset sensitive interest rate risk profile. ▪ The projected increase in net interest income over the next 12 months is 6.1% for an immediate 100 bps parallel shift (shock) in the yield curve and 2.5% for a gradual shift (ramp) of 100 bps. ▪ Potential upside to forecasted earnings in both scenarios is largely driven by the composition of the balance sheet (primarily due to floating rate commercial loans and cash) as well as modest deposit betas. ▪ Deposit betas for the combined company are modeled and have a portfolio average of approximately 20% - 25%. ▪ Approximately 45% of our loans are floating indexed primarily to 1-month LIBOR, 3-month LIBOR, Prime and SOFR. ▪ Impacts to NII and NIM may change due to actual results being different than modeled expectations.

15

Noninterest income

($ in millions)



Core: 15% increase
Core: 6% increase
$424
$180
$244
1Q21
$346
$94
$252
2Q21
$299
$54
$245
3Q21
$324
$60
$264
4Q21
$726
$446
$280
1Q22
Core (1) (NG)
Non-core

1Q22 core noninterest income composition:



30%
14%
12%
12%
12%
10%
10%
Rental income on operating leases, net ($84)
Other income - core ($38)
Wealth ($35)
Cardholder and merchant, net ($35)
Fee income and other revenue ($33)
Service charges on deposit accounts ($28)
Factoring commissions ($27)

Highlights

1Q22 vs. 4Q21

- Core noninterest income increased $16 million. Significant components of the change were:
  - Rental income on operating leases, net, increased $20 million, mostly due to a reduction in depreciation and maintenance expenses.
  - Card and merchant services income increased $7 million.
  - Factoring commissions were down $6 million due to seasonal fluctuations in volume.
- Non-core noninterest income increased $386 million. Significant components of the change were:
  - Preliminary bargain purchase gain on acquisition of $431 million.
  - Gain on extinguishment of debt totaling $6 million related to the redemption of ~$3 billion in CIT legacy borrowings.
  - Decrease in gains on sale of operating lease equipment, net of impairments of $21 million.
  - Decrease in gains on the sale of consumer mortgage loans of $26 million.

1Q22 vs. 1Q21

- Core noninterest income increased $36 million. Significant components of the change were:
  - Rental income on operating leases, net, increased $26 million, due to a combination of an increase in gross rental income and a reduction in depreciation and maintenance expenses.
  - Card and merchant services increased $6 million.
  - Service charges on deposit accounts and factoring commissions were both up $5 million.
  - Wealth management fees were up $3 million.
  - Mortgage income was down $10 million due to reduced sales volumes and margins.
- Non-core noninterest income increased $266 million. Significant components of the change were:
  - Preliminary bargain purchase gain on acquisition of $431 million.
  - Gain on extinguishment of debt totaling $6 million related to the redemption of ~$3 billion in CIT legacy borrowings.
  - Decrease in realized gains on investment securities of $114 million and a decline in fair value adjustments on equity securities of $13 million.
  - Decrease in gains on sales of consumer mortgages loans of $22 million and a decrease in gains on sale of operating leases, net of impairments of $22 million.

First Citizens BancShares
forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods.
(1) Core noninterest income includes rental income on operating leases net of depreciation and maintenance as well as other notable adjustments detailed on page 11.

16

Noninterest expense

($ in millions)



$570
$22
$548
64.39%
1Q21
$555
$11
$544
63.04%
2Q21
$583
$19
$564
66.51%
3Q21
$569
$17
$552
62.51%
4Q21
$686
$114
$572
61.57%
1Q22
Efficiency Ratio (NG)
Core (1) (NG)
Non-core

1Q22 core noninterest expense composition:



4%
17%
18%
61%
Personnel ($352)
Occupancy & equipment ($101)
Other expenses - core ($95)
Third-party processing fees ($24)

Highlights

1Q22 vs. 4Q21

- Core noninterest expense increased $20 million. This was primarily driven by a $21 million increase in personnel costs. Personnel costs increased due to a combination of factors including higher performance/revenue-based incentives, seasonally higher FICA and 401(k) expenses and lower deferred loan origination costs, all partially offset by lower salaries expense.
- Non-core noninterest expense increased $97 million primarily related to a $122 million increase in merger-related expenses, partially offset by a $27 million reversal of expense related to a legacy retiree benefit plan.
- Efficiency ratio improved from 62.51% to 61.57% due to 5% core net revenue growth versus 4% core noninterest expense growth.

1Q22 vs. 1Q21

- Core noninterest expense increased $24 million. Significant components of the increase were:
  - Personnel costs increased $12 million due to a combination of factors including higher 401(k) and insurance costs, and higher performance/revenue-based incentives.
  - Third-party processing fees increased by $7 million.
  - Marketing costs increased by $2 million.
- Non-core noninterest expense increased $92 million primarily due to a $124 million increase in merger-related expenses and the $27 million reversal referenced in the linked quarter, partially offset by a $5 million decrease in intangible asset amortization.
- Efficiency ratio improved from 64.39% to 61.57% due to a 9% core net revenue growth versus a 4% core noninterest expense growth.

First Citizens BancShares
forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods.
(1) Core noninterest expense does not include depreciation and maintenance on operating leases or other notable items defined on page 11.

17

Balance Sheet Highlights

(Actual balances; $ in millions, expect for per share data)	1Q22	Increase (decrease) 1Q22 vs. 4Q21		Increase (decrease) 1Q22 vs. 1Q21	
	Actual	$	%	$	%
Interest-earning deposits at banks	$9,285	($2,705)	(22.6%)	($3,495)	(27.4%)
Investment securities	19,469	(238)	(1.2%)	4,430	29.5%
Loans and leases	65,524	313	0.5%	(2,615)	(3.8%)
Operating lease equipment, net (1)	7,972	(52)	(0.6%)	238	3.1%
Deposits	91,597	833	0.9%	2,241	2.5%
Borrowings	3,292	(2,743)	(45.5%)	(3,459)	(51.2%)
Common stockholders' equity	9,689	(487)	(4.8%)	416	4.5%
Tangible common equity (NG)	9,186	(522)	(5.4%)	419	4.8%
Total stockholders' equity	10,570	(471)	(4.3%)	432	4.3%

	1Q22	Key metrics:			
	Actual	4Q21	Change	1Q21	Change
Common equity Tier 1 (CET1) capital ratio (2)	11.34%	11.50%	(0.16%)	11.50%	(0.16%)
Book value per common share (2) (NG)	$605.48	$447.95	$157.53	$405.59	$199.89
Tangible book value per common share (2) (NG)	$574.09	$410.74	$163.35	$367.07	$207.02
Tangible common equity to tangible assets (NG)	8.50%	8.74%	(0.24%)	8.01%	0.49%
Loan to deposit ratio	71.54%	71.85%	(0.31%)	76.26%	(4.72%)
ACL to total loans and leases	1.29%	1.36%	(0.07%)	1.69%	(0.40%)
Noninterest bearing deposits to total deposits	28.27%	27.19%	1.09%	26.69%	1.58%

First Citizens BancShares

forever first

(1) Operating lease equipment, net includes $7.4 billion of rail assets.
(2) For 4Q21 and 1Q21, reported and adjusted (non-GAAP) metrics for CET1, book value per common share and tangible book value per common share are legacy BancShares and do not include legacy CIT balances.

24% 10% 7% 41% 12% 2% 4% Commmercial Finance ($15.7 B) Real Estate Finance ($6.3 B) Business Capital ($4.6 B) Branch Network & Wealth ($26.7 B) Mortgage ($8.2 B) Consumer Indirect ($1.1 B) Other General Banking ($2.8 B) $51,602 $50,152 $49,818 $49,250 $50,101 $16,537 $16,249 $16,159 $15,961 $15,423 $68,139 $66,401 $65,977 $65,211 $65,524 $0 $10 ,000 $20 ,000 $30 ,000 $40 ,000 $50 ,000 $60 ,000 $70 ,000 $80 ,000 1Q21 2Q21 3Q21 4Q21 1Q22 Commercial Consumer 34% 21% 18% 14% 4% 3% 3% 3% Commercial & industrial ($22.4 B) Owner occupied commercial mortgage ($13.6 B) Residential mortgage ($11.7 B) Non-owner occupied commercial mortgage ($9.3 B) Commercial construction ($2.6 B) Leases ($2.2 B) Revolving mortgage ($1.8 B) Consumer other ($1.9 B) 18 Loans and Leases HFI ($ in millions, unless otherwise indicated) Segment Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. Rail assets / operating leases are not included in the loan totals. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. Type 1Q22 loan composition by: Highlights 1Q22 vs. 4Q21 ▪ Loans increased from $65.2 billion to $65.5 billion or 1.9% annualized. ▪ Loans, excluding the impact of purchase accounting and SBA-PPP, increased from $64.7 billion to $65.2 billion or 2.8% annualized. ▪ The adjusted increase was due primarily to growth in commercial and business loans in our branch network, residential mortgage loans and commercial finance loans, partially offset by declines in real estate finance loans. ▪ The drivers of the adjusted increase by loan type include commercial & industrial loans, residential mortgage loans, and owner occupied commercial real estate loans. 1Q22 vs. 1Q21 ▪ Loans declined from $68.1 billion to $65.5 billion or 3.8%. ▪ Loans, excluding the impact of purchase accounting and SBA-PPP, declined from $65.4 billion to $65.2 billion or 0.3%. Commercial Bank: General Bank:

69% 16% 8% 5% 2% Branch Network, Wealth & Other General Banking ($63.5 B) Direct Bank ($14.4 B) Community Association Banking ($7.6 B) Commercial Bank ($4.7 B) Corporate & Other ($1.4 B) 44% 28% 18% 10% Money market & savings ($39.8 B) Noninterest-bearing demand ($25.9 B) Checking with interest ($16.7 B) Time deposits ($9.2 B) $65,504 $65,191 $65,408 $66,087 $65,699 $23,852 $24,491 $24,895 $24,677 $25,898 $89,356 $89,682 $90,303 $90,764 $91,597 - 10,0 00 20,0 00 30,0 00 40,0 00 50,0 00 60,0 00 70,0 00 80,0 00 90,0 00 100 ,000 1Q21 2Q21 3Q21 4Q21 1Q22 Interest-bearing Noninterest-bearing 19 Deposits ($ in millions, unless otherwise indicated) Highlights 1Q22 vs. 4Q21 ▪ Total deposits were $91.6 billion and increased $833 million or 3.7%. ▪ Noninterest-bearing deposits increased $1.2 billion. ▪ Interest-bearing deposits decreased $388 million, primarily due to a $763 million decline in time deposits, partially offset by a $450 million increase in checking accounts with interest. ▪ The reductions in interest-bearing deposits were primarily in the Direct Bank, partially offset by growth in interest-bearing and noninterest-bearing deposits in the branch network and Community Association Banking. Type 1Q22 deposit composition by: Total deposit cost Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 33 bps 27 bps 25 bps 23 bps 17 bps 1Q22 vs. 1Q21 ▪ Total deposits increased $2.2 billion or 2.5%. ▪ Noninterest-bearing deposits increased $2.0 billion. ▪ Interest-bearing deposits increased by $195 million, primarily driven by increases in checking accounts with interest, partially offset by decreases to time deposit accounts. ▪ The reductions in interest-bearing deposits were primarily in the Direct Bank, partially offset by growth in interest-bearing and noninterest-bearing deposits in the branch network and Community Association Banking. Segment Commercial Bank: General Bank: Corporate:

0.74% 0.67% 0.64% 0.62% 0.35% 0.44% 0.37% 0.34% 0.32% 0.24% 0.33% 0.27% 0.25% 0.23% 0.17% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1Q21 2Q21 3Q21 4Q21 1Q22 Chart Title Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits $ Change vs. 1Q22 4Q21 3Q21 2Q21 1Q21 4Q21 1Q21 Total deposits $91,597 96.5% $90,764 93.7% $90,303 93.6% $89,682 93.6% $89,356 93.0% $833 $2,241 Securities sold under customer repurchase agreements 616 0.6% 589 0.6% 664 0.7% 693 0.7% 681 0.7% 27 (65) FHLB advances 639 0.7% 645 0.7% 646 0.7% 647 0.7% 1,249 1.3% (6) (610) Senior unsecured borrowings 895 0.9% 3,742 3.9% 3,741 3.9% 3,738 3.9% 3,738 3.9% (2,847) (2,843) Subordinated debt 1,058 1.2% 972 1.0% 992 1.0% 992 1.0% 992 1.0% 86 66 Other borrowings 84 0.1% 87 0.1% 88 0.1% 90 0.1% 91 0.1% (3) (7) Total deposits and borrowed funds $94,889 100.0% $96,799 100.0% $96,434 100.0% $95,842 100.0% $96,107 100.0% ($1,910) ($1,218) 20 Funding Mix Summary Additional sources of liquidity Categories $ in millions FHLB $13,143 FRB 4,214 Total $17,357 Cost of funds Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. ($ in millions)

($130) ($94) ($70) ($78) $464 ($49) ($200) ($100) $0 $100 $200 $300 $400 $500 1Q21 2Q21 3Q21 4Q21 1Q22 Provision (benefit) for credit losses $16 $28 $10 $9 $15 $0 $5 $10 $15 $20 $25 $30 1Q21 2Q21 3Q21 4Q21 1Q22 NCO $ $859 $736 $569 $518 $538 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 1Q21 2Q21 3Q21 4Q21 1Q22 Nonaccrual loans $1,153 $1,040 $973 $890 $848 5 25 45 65 85 105 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q21 2Q21 3Q21 4Q21 1Q22 ACL 21 Quarterly Credit Quality Trends Net charge-offs (NCO) & NCO ratio Provision (benefit) for credit losses NCO ratio Nonaccrual loans to total loans ratio 1.26% Nonaccrual loans / total loans & leases HFI Allowance for Credit Loss (ACL) & ACL ratio 1.69% 1.57% 1.47% 1.36% 1.29% ACL ratio 1.11% 0.86% 0.79% 0.82% 0.09% 0.17% 0.06% 0.05% 0.09% Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. $513 ($ in millions)

22 Allowance for credit losses (ACL) ($ in millions) 4Q21 to 1Q22 ACL Highlights 1Q22 vs. 4Q21 ▪ Total ACL declined $42 million compared to the linked quarter. ▪ The net impact of allowances established in the CIT merger was a $26 million addition to the legacy CIT ACL. ▪ The $68 million reserve release during the quarter was driven by improvements in macroeconomic scenarios supporting the ACL models and reductions in the ACL on specifically reviewed loans, partially offset by reserve maintenance for net charge-offs and organic loan growth during the quarter. ▪ The ACL provided 14.3 times coverage of annualized quarterly net charge- offs. ACL / Net charge-offs 4Q21 Day 1 PCD gross up – CIT merger Day 2 non-PCD provision – CIT merger Net charge- offs Portfolio & model changes 1Q22Economic scenario 0 6 12 18 24 30 1Q21 2Q21 3Q21 4Q21 1Q22 ACL / NCO ratio 18.8x 9.2x 24.5x 27.2x 14.3x Day 1 CIT ACL reversal Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. ($15) $7

Tier 1 Total Tier 1 CET1 Leverage December 31, 2021 14.35% 12.47% 11.50% 7.59% CIT acquisition - net -0.04% -0.27% -0.36% 1.51% Pro forma combined - January 3, 2022 14.31% 12.20% 11.14% 9.10% Net income 0.27% 0.27% 0.27% 0.21% Common dividends -0.01% -0.01% -0.01% -0.01% Preferred dividends -0.01% -0.01% -0.01% -0.01% Change in risk-weighted/average assets -0.06% -0.05% -0.05% 0.16% Other -0.04% -0.01% 0.00% -0.02% March 31, 2022 14.46% 12.39% 11.34% 9.43% Change since 4Q21 0.11% -0.08% -0.16% 1.84% Risk-Based Capital CIT acquisition 11.50% 11.14% 11.34% 11.50% 11.34% 12.02% 12.13% 12.32% 12.47% 12.39% 14.14% 14.15% 14.30% 14.35% 14.46% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 1Q21 2Q21 3Q21 4Q21 1Q22 CET1 Tier 1 Total Note – the historical information provided on this slide is representative of legacy BancShares and does not include legacy CIT results. (1) The impact of the CIT acquisition was estimated using the addition to equity created in the transaction, the preliminary bargain purchase gain and Day 2 CECL as well as the impact of the additional risk- weighted (RWA) and average assets. The acquisition caused a small decline in risk-based capital ratios as the positive capital impact was offset by the RWA increase. The increase in Tier 1 leverage was due to higher RWA as a percentage of average assets at legacy CIT. 23 Capital 4Q21 CIT acquisition Earnings retained Dividends AOCI adjustments 1Q224Q21 Net income Dividends 1Q22 Tangible book value per shareCommon equity tier 1 ratio (CET1) Capital ratio rollforwardTrending risk-based capital ratios 11.50% (0.36%) 0.27% (0.02%) (0.05%) 11.34% Change in risk- weighted / avg. assets (1) $410.74 $14.52 ($0.94) ($19.69) $169.46 $574.09 Note - Capital ratios are preliminary pending completion of quarterly regulatory filings.

Financial Outlook Section III

25

Key Earnings Estimate Assumptions

Metric	1Q22 – adjusted baseline	2Q22	FY21– adjusted baseline	FY22
Loans	$65.5 billion	Mid-single digit % growth	$65.2 billion	Mid-single digit % growth
Deposits	$91.6 billion	Flat to slightly negative % growth on seasonal outflows	$90.8 billion	Flat to low-single digit % growth, as core deposits replace higher priced deposits
Interest rates		Expectation is for two rate hikes in 2Q22		Expectation is for seven hikes in 2022
Net charge-off ratio (annualized/annual)	9 bps	10 – 20 bps	9 bps	15 – 25 bps
Net interest income	$649 million	Mid-single digit % growth	$2.4 billion	Low to mid-teens % growth
Noninterest income (1)	$280 million	Flat	$1.0 billion	Upper-single digit % growth
Noninterest expense (2)	$572 million	Flat to slightly negative % growth	$2.2 billion	Low-single digit % growth
Effective tax rate	24.6% (3)	24.6% (3)	23.9% (4)	24.6% (3)

(1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains.

(2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, merger-related expenses and amortization of intangibles.
(3) Estimated annual effective tax rate is 24.6%, excluding discrete items.
(4) The FY21 effective tax rate is a blended rate between legacy CIT and BancShares using prior period reported numbers.

First Citizens BancShares

forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods.

Appendix Section IV

27

Balance Sheet (unaudited)

$s in millions	1Q22 Reported	4Q21 FCB GAAP	4Q21 CIT GAAP	4Q21 Reclass	4Q21 FCB/CIT Combined	1Q21 FCB GAAP	1Q21 CIT GAAP	1Q21 Reclass	1Q21 FCB/CIT Combined
Assets									
Cash and due from banks	$ 523	$ 338	$ 142	$ -	$ 480	$ 410	$ 158	$ -	$ 568
Interest-earning deposits at banks	9,285	9,115	2,875	-	11,990	7,589	5,191	-	12,780
Investment securities	19,469	13,110	6,814	(217)	19,707	10,222	5,013	(196)	15,039
Loans and leases	65,524	32,372	32,839	-	65,211	33,181	34,958	-	68,139
Allowance for credit losses	(848)	(178)	(712)	-	(890)	(211)	(942)	-	(1,153)
Loans and leases, net of allowance for credit losses	64,676	32,194	32,127	-	64,321	32,970	34,016	-	66,986
Operating lease equipment, net	7,972	-	8,024	-	8,024	-	7,734	-	7,734
Bank owned life insurance	1,326	116	1,202	-	1,318	115	1,177	-	1,292
Other assets	5,346	3,435	2,056	217	5,708	2,603	2,760	196	5,559
Total assets	$ 108,597	$ 58,308	$ 53,240	$ -	$ 111,548	$ 53,909	$ 56,049	$ -	$ 109,958
Liabilities									
Total deposits	$ 91,597	$ 51,406	$ 39,358	$ -	$ 90,764	$ 47,331	$ 42,025	$ -	$ 89,356
Credit balances of factoring clients	1,150	-	1,533	-	1,533	-	1,471	-	1,471
Total borrowings	3,292	1,784	4,251	-	6,035	1,911	4,840	-	6,751
Other liabilities	1,988	381	1,794	-	2,175	345	1,897	-	2,242
Total liabilities	98,027	53,571	46,936	-	100,507	49,587	50,233	-	99,820
Stockholders' equity									
Preferred stock	881	340	525	-	865	340	525	-	865
Common stock	16	10	2	-	12	10	2	-	12
Surplus	5,344	-	3,761	-	3,761	-	3,742	-	3,742
Retained earnings	4,634	4,377	2,180	-	6,557	4,006	1,695	-	5,701
Accumulated other comprehensive income (loss)	(305)	10	(164)	-	(154)	(34)	(148)	-	(182)
Total stockholders' equity	10,570	4,737	6,304	-	11,041	4,322	5,816	-	10,138
Total liabilities and stockholders' equity	$ 108,597	$ 58,308	$ 53,240	$ -	$ 111,548	$ 53,909	$ 56,049	$ -	$ 109,958

First Citizens BancShares forever first

28

Balance Sheet (unaudited)

$s in millions	1Q22	3Q21				2Q21			
	Reported	FCB GAAP	CIT GAAP	Reclass	FCB/CIT Combined	FCB GAAP	CIT GAAP	Reclass	FCB/CIT Combined
Assets									
Cash and due from banks	$ 523	$ 338	$ 170	$ -	$ 508	$ 395	$ 147	$ -	$ 542
Interest-earning deposits at banks	9,285	9,875	4,429	-	14,304	7,871	5,134	-	13,005
Investment securities	19,469	10,875	5,875	(212)	16,538	10,895	5,446	(212)	16,129
Loans and leases	65,524	32,516	33,461	-	65,977	32,690	33,711	-	66,401
Allowance for credit losses	(848)	(183)	(790)	-	(973)	(189)	(851)	-	(1,040)
Loans and leases, net of allowance for credit losses	64,676	32,333	32,671	-	65,004	32,501	32,860	-	65,361
Operating lease equipment, net	7,972	-	7,937	-	7,937	-	7,782	-	7,782
Bank owned life insurance	1,326	116	1,193	-	1,309	115	1,185	-	1,300
Other assets	5,346	3,365	2,145	212	5,722	3,398	2,150	212	5,760
Total assets	$ 108,597	$ 56,902	$ 54,420	$ -	$ 111,322	$ 55,175	$ 54,704	$ -	$ 109,879
Liabilities									
Total deposits	$ 91,597	$ 50,066	$ 40,237	$ -	$ 90,303	$ 48,411	$ 41,271	$ -	$ 89,682
Credit balances of factoring clients	1,150	-	1,556	-	1,556	-	1,531	-	1,531
Total borrowings	3,292	1,883	4,248	-	6,131	1,916	4,244	-	6,160
Other liabilities	1,988	372	2,204	-	2,576	371	1,622	-	1,993
Total liabilities	98,027	52,321	48,245	-	100,566	50,698	48,668	-	99,366
Stockholders' equity									
Preferred stock	881	340	525	-	865	340	525	-	865
Common stock	16	10	2	-	12	10	2	-	12
Surplus	5,344	-	3,758	-	3,758	-	3,750	-	3,750
Retained earnings	4,634	4,263	2,011	-	6,274	4,149	1,874	-	6,023
Accumulated other comprehensive income (loss)	(305)	(32)	(121)	-	(153)	(22)	(115)	-	(137)
Total stockholders' equity	10,570	4,581	6,175	-	10,756	4,477	6,036	-	10,513
Total liabilities and stockholders' equity	$ 108,597	$ 56,902	$ 54,420	$ -	$ 111,322	$ 55,175	$ 54,704	$ -	$ 109,879

First Citizens BancShares

forever first

29

Income Statement (unaudited)

$s in millions	1Q22	4Q21				1Q21			
	Reported	FCB GAAP	CIT GAAP	Reclass	FCB/CIT Combined	FCB GAAP	CIT GAAP	Reclass	FCB/CIT Combined
Interest income									
Interest and fees on loans	$ 621	$ 328	$ 341	$ -	$ 669	$ 323	$ 364	$ -	$ 687
Interest on investment securities	83	40	20	-	60	31	21	-	52
Other interest and dividends	6	4	1	-	5	1	3	(1)	3
Total interest income	710	372	362	-	734	355	388	(1)	742
Interest expense					-				-
Deposits	39	8	45	-	53	9	61	-	70
Total interest expense on borrowings	22	7	55	-	62	7	58		65
Total interest expense	61	15	100	-	115	16	119	-	135
Net interest income	649	357	262		619	339	269	(1)	607
Provision (benefit) for credit losses	464	(5)	(71)	(2)	(78)	(11)	(117)	(2)	(130)
Net interest income after provision for credit losses	185	362	333	2	697	350	386	1	737
Noninterest income					-				-
Rental income on operating leases	208	-	204	-	204	-	195	-	195
Fee income and other revenue	33	9	36	(8)	37	8	30	(8)	30
Wealth management services	35	33	-	-	33	32	-	-	32
Gains on leasing equipment, net	6	-	27	-	27	-	28	-	28
Service charges on deposit accounts	28	27	-	1	28	22	-	1	23
Factoring commissions	27	-	33	-	33	-	24	-	24
Cardholder services, net	25	21	-	-	21	20	-	-	20
Merchant services, net	10	7	-	-	7	9	-	-	9
Realized gains on investment securities available for sale, net	-	-	-	-	-	9	105	-	114
Marketable equity securities gains, net	3	3	4	-	7	16	-	-	16
Gain on acquisition	431	-	-	-	-	-	-	-	-
Gain on extinguishment of debt	6	-	-	-	-	-	-	-	-
Other noninterest income	38	14	48	5	67	21	43	6	70
Total noninterest income	850	114	352	(2)	464	137	425	(1)	561
Noninterest expenses									
Depreciation on operating lease equipment	81	-	88	-	88	-	85	-	85
Maintenance and other operating lease expenses	43	-	52	-	52	-	52	-	52
Salaries and benefits	352	193	131	1	325	184	155	1	340
Net occupancy expense	49	30	17	1	48	30	18	-	48
Equipment expense	52	30	33	(12)	51	30	33	(10)	53
Third-party processing	24	16	-	8	24	14	-	7	21
FDIC insurance expense	12	4	12	(4)	12	3	15	(5)	13
Merger-related expenses	135	10	3	-	13	7	4	-	11
Intangible asset amortization	6	2	8	-	10	3	8	-	11
Other noninterest expense	56	38	42	6	86	25	39	9	73
Total noninterest expense	810	323	386	-	709	296	409	2	707
Income before income taxes	225	153	299	-	452	191	402	(2)	591
Income taxes	(46)	30	83	-	113	44	96	-	140
Net income	271	123	216	-	339	147	306	(2)	451
Preferred stock dividends	7	4	12	-	16	4	3	-	7
Net income available to common shareholders	$ 264	$ 119	$ 204	$ -	$ 323	$ 143	$ 303	$ (2)	$ 444

First Citizens BancShares

forever first

30

Income Statement (unaudited)

$s in millions	1Q22 Reported	3Q21 FCB GAAP	3Q21 CIT GAAP	3Q21 Reclass	3Q21 FCB/CIT Combined	2Q21 FCB GAAP	2Q21 CIT GAAP	2Q21 Reclass	2Q21 FCB/CIT Combined
Interest income									
Interest and fees on loans	$ 621	$ 319	$ 342	$ -	$ 661	$ 324	$ 356	$ -	$ 680
Interest on investment securities	83	39	16	-	55	35	15	-	50
Other interest and dividends	6	4	2	(1)	5	2	2	(1)	3
Total interest income	710	362	360	(1)	721	361	373	(1)	733
Interest expense					-				-
Deposits	39	8	47	-	55	8	51	-	59
Total interest expense on borrowings	22	7	56	-	63	7	56	-	63
Total interest expense	61	15	103	-	118	15	107	-	122
Net interest income	649	347	257	(1)	603	346	266	(1)	611
Provision (benefit) for credit losses	464	(1)	(67)	(2)	(70)	(20)	(72)	(2)	(94)
Net interest income after provision for credit losses	185	348	324	1	673	366	338	1	705
Noninterest income					-				-
Rental income on operating leases	208	-	186	-	186	-	188	-	188
Fee income and other revenue	33	9	33	(7)	35	9	36	(7)	38
Wealth management services	35	32	-	-	32	32	-	-	32
Gains on leasing equipment, net	6	-	21	-	21	-	29	-	29
Service charges on deposit accounts	28	25	-	1	26	22	-	1	23
Factoring commissions	27	-	28	-	28	-	27	-	27
Cardholder services, net	25	23	-	-	23	22	-	-	22
Merchant services, net	10	8	-	-	8	9	-	-	9
Realized gains on investment securities available for sale, net	-	3	6	-	9	16	4	-	20
Marketable equity securities gains, net	3	8	-	-	8	12	-	-	12
Gain on acquisition	431	-	-	-	-	-	-	-	-
Gain on extinguishment of debt	6	-	-	-	-	-	-	-	-
Other noninterest income	38	15	37	7	59	12	65	7	84
Total noninterest income	850	123	311	1	435	134	349	1	484
Noninterest expenses									
Depreciation on operating lease equipment	81	-	85	-	85	-	83	-	83
Maintenance and other operating lease expenses	43	-	51	-	51	-	55	-	55
Salaries and benefits	352	193	153	1	347	189	141	1	331
Net occupancy expense	49	29	17	1	47	28	16	1	45
Equipment expense	52	30	32	(11)	51	29	33	(9)	53
Third-party processing	24	16	-	7	23	14		8	22
FDIC insurance expense	12	4	14	(5)	13	3	14	(5)	12
Merger-related expenses	135	7	1	-	8	6	2	-	8
Intangible asset amortization	6	3	8	-	11	3	8	-	11
Other noninterest expense	56	31	43	9	83	30	43	1	73
Total noninterest expense	810	313	404	2	719	302	395	(3)	693
Income before income taxes	225	158	231	-	389	199	293	5	496
Income taxes	(46)	34	55	-	89	46	72	-	118
Net income	271	124	176	-	300	153	221	5	378
Preferred stock dividends	7	4	3	-	7	4	12	-	16
Net income available to common shareholders	$ 264	$ 120	$ 173	$ -	$ 293	$ 149	$ 209	$ 5	$ 362

First Citizens BancShares

forever first

($ in millions) Carrying Value (2) % of Porfolio Duration (Yrs) Yield (3) AFS portfolio U.S. Treasury securities $ 1,931 10% 2.8 0.96% Government agency securities 206 1 0.7 2.79 Residential mortgage-backed securities 5,052 26 4.4 1.51 Commerical mortgage-backed securities 1,520 8 2.6 2.2 Corporate bonds 586 3 2.6 5.46 Total AFS portfolio $ 9,295 48% 3.6 1.77% HTM portfolio U.S. Treasury $ 471 2% 5.0 1.38% Government agency 1,541 8 4.4 1.49 Residential mortgage-backed securities 4,776 25 6.0 1.74 Commerical mortgage-backed securities 2,988 15 4.0 1.84 Other investments 298 2 6.7 1.53 Total HTM portfolio $ 10,074 52% 5.1 1.71% Grand total $ 19,369 100% 4.4 1.74% 1Q22 31 Debt Securities Overview (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents amortized cost for HTM securities and fair value for AFS securities. (3) Yield represents book yield as of March 31, 2022.

32

Quarterly Average Balances and Yields

($ in millions)	1Q22			4Q21			1Q21			Change vs. 4Q21			Change vs. 1Q21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans & leases	$ 64,144	$ 621	3.88%	$ 63,962	$ 669	4.14%	$ 67,679	$ 687	4.06%	$ 182	$ (48)	-0.26%	$ (3,535)	$ (66)	-0.18%
Investment securities	19,492	83	1.71%	17,618	60	1.35%	15,639	52	1.33%	1,874	23	0.36%	3,853	31	0.38%
Interest-earning deposits at banks	11,476	6	0.19%	14,391	5	0.14%	10,505	3	0.10%	(2,915)	1	0.05%	971	3	0.09%
Total interest-earning assets	95,112	710	2.99%	95,971	734	3.03%	93,823	742	3.16%	(859)	(24)	-0.04%	1,289	(32)	-0.17%
Interest-bearing deposits	66,258	39	0.24%	65,354	53	0.32%	65,323	69	0.44%	904	(14)	-0.08%	935	(30)	-0.20%
Securities sold under customer repuchase agreements	600	-	0.16%	650	-	0.16%	641	-	0.21%	(50)	-	0.00%	(41)	-	-0.05%
Borrowings	4,506	22	1.95%	5,466	62	4.54%	6,689	66	3.92%	(960)	(40)	-2.59%	(2,183)	(44)	-1.97%
Total interest-bearing liabilities	$ 71,364	$ 61	0.35%	$ 71,470	$ 115	0.62%	$ 72,653	$ 135	0.74%	$ (106)	$ (54)	-0.27%	$ (1,289)	$ (74)	-0.39%
Net interest income		$ 649			$ 619			$ 607			$ 30			$ 42	
Net interest spread			2.64%			2.40%			2.42%			0.24%			0.22%
Net interest margin			2.73%			2.56%			2.58%			0.17%			0.15%

Note – The totals may not foot due to rounding.

First Citizens BancShares
forever first

33

Noninterest income

$s in millions	Quarter to date 1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 Change vs. 4Q21 $	4Q21 %	1Q21 $	1Q21 %
Rental income on operating leases	208	204	186	188	195	4	2.0%	13	6.7%
Fee income and other revenue	33	37	35	38	30	(4)	(10.8%)	3	10.0%
Wealth management services	35	33	32	32	32	2	6.1%	3	9.4%
Gains on leasing equipment, net	6	27	21	29	28	(21)	(77.8%)	(22)	(78.6%)
Service charges on deposit accounts	28	28	26	23	23	-	0.0%	5	21.7%
Factoring commissions	27	33	28	27	24	(6)	(18.2%)	3	12.5%
Cardholder services, net	25	21	23	22	20	4	19.0%	5	25.0%
Merchant services, net	10	7	8	9	9	3	42.9%	1	11.1%
Realized gains on investment securities available for sale, net	-	-	9	20	114	-	NM	(114)	(100.0%)
Marketable equity securities gains, net	3	7	8	12	16	(4)	(57.1%)	(13)	(81.3%)
Gain on acquisition	431	-	-	-	-	431	NM	431	NM
Gain on extinguishment of debt	6	-	-	-	-	6	NM	6	NM
Other noninterest income	38	67	59	84	70	(29)	(43.3%)	(32)	(45.7%)
Total noninterest income - GAAP	$ 850	$ 464	$ 435	$ 484	$ 561	$ 386	83.2%	$ 289	51.5%
Depreciation on operating leases	81	88	85	83	85	(7)	(8.0%)	(4)	(4.7%)
Maintenance on operating leases	43	52	51	55	52	(9)	(17.3%)	(9)	(17.3%)
Gains on leasing equipment, net	6	27	21	29	28	(21)	(77.8%)	(22)	(78.6%)
Realized gains on investment securities available for sale, net	-	-	9	20	114	-	NM	(114)	(100.0%)
Marketable equity securities gains, net	3	7	8	12	16	(4)	(57.1%)	(13)	(81.3%)
Gains on acquisition	431	-	-	-	-	431	NM	431	NM
Gain on extinguishment of debt	6	-	-	-	-	6	NM	6	NM
Other noninterest income - CTA Release	-	-	(13)	-	-	-	NM	-	NM
Other noninterest income - Legacy consumer mortgage loan sales	-	26	29	33	22	(26)	(100.0%)	(22)	(100.0%)
Total notable items	$ 570	$ 200	$ 190	$ 232	$ 317	$ 370	185.0%	$ 253	79.8%
Rental income on operating leases	84	64	50	50	58	20	31.3%	26	44.8%
Fee income and other revenue	33	37	35	38	30	(4)	(10.8%)	3	10.0%
Wealth management services	35	33	32	32	32	2	6.1%	3	9.4%
Service charges on deposit accounts	28	28	26	23	23	-	NM	5	21.7%
Factoring commissions	27	33	28	27	24	(6)	(18.2%)	3	12.5%
Cardholder services, net	25	21	23	22	20	4	19.0%	5	25.0%
Merchant services, net	10	7	8	9	9	3	42.9%	1	11.1%
Other noninterest income	38	41	43	51	48	(3)	(7.3%)	(10)	(20.8%)
Total noninterest income - adjusted	$ 280	$ 264	$ 245	$ 252	$ 244	$ 16	6.1%	$ 36	14.8%

First Citizens BancShares

forever first

Note – the financial data provided on this slide is presented as if legacy BancShares and legacy CIT were combined for the historical periods.

34

Noninterest expense

$s in millions	Quarter to date 1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 Change vs. 4Q21 $	4Q21 %	1Q21 $	1Q21 %
Depreciation on operating lease equipment	81	88	85	83	85	(7)	(8.0%)	(4)	(4.7%)
Maintenance and other operating lease expenses	43	52	51	55	52	(9)	(17.3%)	(9)	(17.3%)
Salaries and benefits	352	325	347	331	340	27	8.3%	12	3.5%
Net occupancy expense	49	48	47	45	48	1	2.1%	1	2.1%
Equipment expense	52	51	51	53	53	1	2.0%	(1)	(1.9%)
Third-party processing	24	24	23	22	21	-	0.0%	3	14.3%
FDIC insurance expense	12	12	13	12	13	-	0.0%	(1)	(7.7%)
Merger-related expenses	135	13	8	8	11	122	938.5%	124	1127.3%
Intangible asset amortization	6	10	11	11	11	(4)	(40.0%)	(5)	(45.5%)
Other noninterest expense	56	86	83	73	73	(30)	(34.9%)	(17)	(23.3%)
Total noninterest expense - GAAP	$ 810	$ 709	$ 719	$ 693	$ 707	$ 101	14.2%	$ 103	14.6%
Depreciation on operating lease equipment	81	88	85	83	85	(7)	(8.0%)	(4)	(4.7%)
Maintenance and other operating lease expenses	43	52	51	55	52	(9)	(17.3%)	(9)	(17.3%)
Salaries and benefits	-	(6)	-	(8)	-	6	NM	-	NM
Merger-related expenses	135	13	8	8	11	122	938.5%	124	1127.3%
Intangible asset amortization	6	10	11	11	11	(4)	(40.0%)	(5)	(45.5%)
Other expenses	(27)	-	-	-	-	(27)	NM	(27)	NM
Total notable items	$ 238	$ 157	$ 155	$ 149	$ 159	$ 81	51.6%	$ 79	49.7%
Salaries and benefits	352	331	347	339	340	21	6.3%	12	3.5%
Net occupancy expense	49	48	47	45	48	1	2.1%	1	2.1%
Equipment expense	52	51	51	53	53	1	2.0%	(1)	(1.9%)
Third-party processing	24	24	23	22	21	-	0.0%	3	14.3%
FDIC insurance expense	12	12	13	12	13	-	0.0%	(1)	(7.7%)
Other noninterest expense	83	86	83	73	73	(3)	(3.5%)	10	13.7%
Total noninterest expense - adjusted	$ 572	$ 552	$ 564	$ 544	$ 548	$ 20	3.6%	$ 24	4.4%

First Citizens BancShares

forever first

Note – the financial data provided on this slide is presented as if legacy BancShares and legacy CIT were combined for the historical periods.

(Actual balances; $ in millions) 1Q22 Net interest income $ 207 Noninterest income 112 Net revenue 319 Noninterest expense 191 Pre-provision net revenue 128 Provision (benefit) for credit losses (35) Segment income before taxes 163 Income taxes 41 Segment net income $ 122 Balance Sheet Loans and leases $ 26,672 Deposits 4,687 Factoring volume 6,443 Income Statement 35 Commercial Banking Segment Highlights ▪ While total loans were relatively flat from the linked quarter as repayment levels remain elevated across the industry, pipelines continue to build in all markets, and we are seeing robust referral activity to the business lines from legacy First Citizens. ▪ Factoring revenue remains favorable on a year over year basis, offsetting some of the competitive pressures felt in the capital markets space due to lower overall industry issuance and intense competition to lead transactions. ▪ Additional market challenges include an abundance of market liquidity, supply chain disruptions and inflation coupled with rising interest rates. ▪ Net charge-offs remain below historical levels, and portfolios do not show any warning signs of deterioration. ▪ We continue to focus on building out the combined organization’s Middle Market banking business and remain focused on relationship building in regional markets where First Citizens and CIT have a presence and brand recognition. Note – the Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The totals may not foot due to rounding.

(Actual balances; $ in millions) 1Q22 Net interest income $ 437 Noninterest income 123 Net revenue 560 Noninterest expense 409 Pre-provision net revenue 151 Provision (benefit) for credit losses (16) Segment income before taxes 167 Income taxes 40 Segment net income $ 127 Loans and leases $ 38,778 Deposits 85,469 Number of branches 603 Wealth management assets under management $ 32,200 Card volume 3,582 Merchant volume 1,650 Other Key Metrics Income Statement Balance Sheet 36 General Banking Segment Highlights ▪ The Branch Network has seen strong balance sheet growth when adjusted for the impact of SBA-PPP loan forgiveness ($2.6 billion reduction from the same quarter in the prior year), continuing to deliver on mid-single digit organic growth, consistent with prior years. ▪ Noninterest income growth across wealth, cardholder services continues to remain strong. Mortgage income is declining based on lower overall production due to the rate environment. In addition, the absence of legacy consumer mortgage (LCM) loan sales in 2022 provides a headwind relative to the elevated amount of LCM sales in 2021. ▪ The largest driver of loan growth is commercial loans, while business and consumer branch loans delivered mid to upper single digit loan growth. Noninterest bearing deposit growth was the primary driver of deposit growth in the quarter, offsetting declines in time deposits from the expiration of higher-rate time deposits. ▪ Credit quality remains strong in the General Bank segment, with low absolute levels of net charge-offs. ▪ General bank lines of business have demonstrated resiliency in recent recessionary periods: branch-based loans and deposits growing have grown steadily in these periods, and wealth transaction-driven revenue and bond portfolios are able to moderate revenue impacts from stock market declines. Note – the General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. The totals may not foot due to rounding.

(Actual balances; $ in millions) 1Q22 Rental income on operating leases $ 159 Depreciation on operating lease equipment 41 Maintenance and other operating lease expenses 43 Net revenue on operating leases 75 Interest expense, net 19 Noninterest income 3 Noninterest expense 16 Segment income before taxes 43 Income taxes 11 Segment net income $ 32 Operating lease equipment, net $ 7,251 Number of rail cars 121,800 Utilization 95.5% Average age of rail cars 14 years Renewal rate to current rate 108% Other Key Metrics Income Statement Balance Sheet 37 Rail Segment Highlights ▪ Net revenue on operating leases is increasing, as fleet utilization increased to 95.5%, up 2.4% from the linked quarter and represents the highest level since 2Q19. Furthermore, operating leases are renewing at an improved rate compared to previous rates, which is also providing momentum to increasing gross rental income on operating leases. ▪ Noninterest income includes lower levels of operating lease sales compared to prior periods, and is reflective of the on- going strategy to keep quality earning assets on the balance sheet, which will reduce absolute levels of gains on the sale of rail operating leases. ▪ Industry wide, the number of railcars in the North American fleet stored dropped by almost 16,000 cars in March, which is a positive for rail car demand. ▪ On potential concerns of a recession, the rail portfolio is driven by the industrial sector business cycle. The expiration profiles of leases (approximately 25-30% expiring per year) helps to mitigate risk in the near term, as the portfolio generally lags the economic cycle – up and down. The short- term outlook is mixed- but overall positive for the rail portfolio as there remains strong demand for lumber, steel and grain. Note – totals may not foot due to rounding.

38 Preliminary Purchase Accounting Marks Note – balances above include the impact of the merger with CIT as well as other acquisitions prior to December 31, 2021. The summary only includes select information and is not intended to represent all purchase accounting adjustments. While BancShares believes that the information provided a reasonable basis for estimating fair value, BancShares expects to finalize its analysis of the acquired assets and assumed liabilities within one year of the Merger Date. (1) Preliminary purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Preliminary purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. (3) On February 24, 2022, approximately $3.0 billion in legacy CIT debt was redeemed. $s in millions March 31, 2022 December 31, 2021 Loans and leases (1) Beginning balance - unamortized fair value mark (40)$ (65)$ Additions - Merger with CIT Group Inc. (388) - PCD "gross up" 284 Accretion (1) 25 Ending Balance (145)$ (40)$ Core deposits and other intangibles Beginning balance 19$ 31$ Additions - Merger with CIT Group Inc. 143 - Amortization (6) (12) Ending Balance 156$ 19$ Deposits (2) Beginning balance - unamortized fair value mark (2)$ (4)$ Additions - Merger with CIT Group Inc. (66) - Amortization 11 2 Ending Balance (57)$ (2)$ Borrowings (2) Beginning balance unamortized fair value mark 2$ 4$ Additions - Merger with CIT Group Inc. (258) - Amortization 21 (2) Adjustments (3) 128 - Ending Balance (107)$ 2$

39

Credit Ratings

	S&P	**Moody's**	Fitch
First Citizens BancShares, Inc.	BBB	Baa2	BBB
First-Citizens Bank & Trust Company	BBB+	Baa1	BBB
Outlook	Negative	Stable	Stable

Key takeaways - ratings progression

- ✓ Successful execution of CIT merger, reducing integration and execution risks.
- ✓ Recognized sustained improvement to the profitability and combined funding profile along with maintaining ample liquidity and strong capital levels.

Rating agency focus

- Solid business profile, strong franchise and diversified business model.
- Historically conservative risk appetite with low credit losses over time.
- Solid balance sheet, including healthy liquidity and capitalization.
- Strong deposit platform.
- BancShares' ownership structure allows the company to prioritize longer-term strategic objectives over short-term performance.
- Successful integration of CIT merger remains key focus. Successful execution will be key to ensuring funding, risk and profitability profiles remain strong.

First Citizens BancShares
forever first

40

Non-GAAP Reconciliations

(Prior periods are legacy BancShares standalone)

($ in millions, except per share data)		1Q22	4Q21	1Q21
Net income (GAAP measure)		$ 271	$ 123	$ 147
Less: Preferred dividends		7	5	5
Net income available to common stockholders (GAAP measure)	a	264	118	142
Plus: Total tax-effected notable items		35	8	(11)
Adjusted net income available to common stockholders (non-GAAP measure)	b	$ 299	$ 126	$ 131
Weighted average common shares outstanding	c	15,779,153	9,816,405	9,816,405
Basic earnings per share (GAAP measure)	a/c	$ 16.70	$ 12.09	$ 14.53
Adjusted basic earnings per share (non-GAAP measure)	b/c	$ 18.95	$ 12.82	$ 13.36
Total average stockholders' equity (GAAP measure)		10,423	4,633	4,275
Less: Preferred stock		863	340	340
Total average common stockholders' equity (GAAP measure)	e	$ 9,560	$ 4,293	$ 3,935
Return on equity (GAAP measure)	a/e	11.18%	10.96%	14.70%
Adjusted return on equity (non-GAAP measure)	b/e	12.67%	11.63%	13.51%
Total average common stockholders' equity (GAAP measure)		9,560	4,293	3,935
Less: Average goodwill		346	350	350
Less: Average intangible assets		182	21	30
Total tangible common stockholders' equity (non-GAAP measure)	f	$ 9,032	$ 3,922	$ 3,555
Return on tangible common equity (non-GAAP measure)	a/f	11.83%	12.00%	16.28%
Adjusted return on tangible common equity (non-GAAP measure)	b/f	13.43%	12.72%	14.96%
Total average assets (GAAP measure)	g	$ 110,395	$ 58,116	$ 51,410
Net income (GAAP measure)	h	271	123	147
Plus: Total tax-effected notable items		35	8	(11)
Adjusted net income (non-GAAP measure)	i	$ 306	$ 132	$ 137
Return on assets (GAAP measure)	h/g	1.00%	0.84%	1.16%
Adjusted return on assets (non-GAAP meausre)	h/i	1.12%	0.89%	1.07%

First Citizens BancShares

forever first

41 Non-GAAP Reconciliations (Prior periods include CIT) ($ in millions) 1Q22 4Q21 3Q21 2Q21 1Q21 Total noninterest income (GAAP measure) 850$ 464$ 435$ 484$ 561$ Less: Depreciation and maintenance on operating leases 124 140 136 138 137 Subtotal 726$ 324$ 299$ 346$ 424$ Less: Other notable items 446 60 54 94 180 Total core noninterest income (non-GAAP measure) 280$ 264$ 245$ 252$ 244$ Total noninterest expense (GAAP measure) 810 709 719 693 707 Less: Depreciation and maintenance on operating leases 124 140 136 138 137 Subtotal 686$ 569$ 583$ 555$ 570$ Less: Other notable items 114 17 19 11 22 Total core noninterest expense (non-GAAP measure) a 572$ 552$ 564$ 544$ 548$ Net interest income (GAAP measure) 649 619 603 611 607 Total core noninterest income (non-GAAP measure) 280 264 245 252 244 Total efficiency revenue b 929$ 883$ 848$ 863$ 851$ Efficiency ratio (non-GAAP measure) b/a 61.57% 62.51% 66.51% 63.04% 64.39%

($ in millions) 1Q22 4Q21 1Q21 4Q21 1Q21 Total stockholders' equity (GAAP measure) a 10,570$ 4,737$ 4,322$ 11,041$ 10,137$ Less: Preferred stock 881 340 340 865 865 Common stockholders' equity (non-GAAP measure) b 9,689$ 4,397$ 3,982$ 10,176$ 9,272$ Common stockholders' equity (non-GAAP measure) 9,689 4,397 3,982 10,176 9,272 Less: Goodwill 346 346 350 346 350 Less: Intangible assets 156 19 28 121 154 Tangible common stockholders' equity or tangible capital (non-GAAP measure) 9,186$ 4,032$ 3,604$ 9,708$ 8,768$ Total shares outstanding d 16,001,510 9,816,405 9,816,405 NA NA Book value per common share (non-GAAP measure) b/d 605.48$ 447.95$ 405.59$ NA NA Tangible book value per common share (non-GAAP measure) c/d 574.09$ 410.74$ 367.07$ NA NA Total assets (GAAP measure) 108,597 NA NA 111,548 109,958 Less: Goodwill 346 NA NA 346 350 Less: Intangible assets 156 NA NA 121 154 Total tangible assets (non-GAAP measure) e 108,094$ NA NA 111,080$ 109,453$ Total equity to total assets (GAAP measure) a/e 9.73% NA NA 9.90% 9.22% Tangible capital to total tangible assets (non-GAAP measure) c/e 8.50% NA NA 8.74% 8.01% 42 Non-GAAP Reconciliations (Prior periods include CIT) (Periods are BancShares only)

43 Non-GAAP Reconciliations ($ in millions) Commercial Banking Segment General Banking Segment Net income (GAAP measure) 122$ 127$ Plus: Provision for income taxes 41 40 Plus: Provision (benefit) for credit losses (35) (16) Pre-provision net revenue (non-GAAP measure) 128$ 151$ ($ in millions) Rail Segment Net income (GAAP measure) 32 Plus: Rental income on operating leases 159 Less: Depreciation on operating lease equipment 41 Less: Maintenance and other operating lease expenses 43 Less: Interest expense, net 19 Plus: Noninterest income 3 Less: Noninterest expense 16 Net revenue on operating leases (non-GAAP measure) 75$ 1Q22